EXHIBIT 99.1

                    PRESS RELEASE OF NORTHWEST BANCORP, INC.

                                                                    Exhibit 99.1

                                EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:   William J. Wagner, President and Chief
              Executive Officer (814) 726-2140

           William W. Harvey, Jr., Senior Vice President and Chief Financial Officer (814) 726-2140

     Northwest Bancorp, Inc. Announces First Quarter Earnings and Increased
                                    Dividend

Warren, Pennsylvania October 21, 2003

Northwest Bancorp, Inc. (NASDAQ: NWSB) announced net income for the quarter ended September 30, 2003 of $12.5 million, or $.26 per diluted share. This represents an increase of $1.1 million, or 8.9% over the same quarter last year when net income was $11.4 million, or $.24 per diluted share. The Company noted however, that income for the current quarter was augmented by profits from the sale of investment securities which contributed net income after tax of $2.0 million. These profits related primarily to the sale of approximately $100 million of municipal bonds acquired on August 31, 2003 when the Company purchased Bell Federal Savings and Loan. The Company noted that these bonds had maturities in excess of fifteen years and were sold in conjunction with the Company's strategy to maintain an acceptable level of sensitivity to changes in interest rates. As part of this strategy, the Company also prepaid $200 million of long-term fixed-rate borrowings which were also acquired as part of the Bell transaction.

Excluding the gains on sale of investments, net income decreased by approximately $1.0 million, or 8.6%, from the prior year primarily as a result of an increase in noninterest expense of $2.2 million before tax or $1.3 million after tax, and continued compression in the Company's net interest margin. The increase in noninterest expense is directly attributable to the growth of the Company's retail network. Over the past twelve months, the Company has added fourteen new banking locations.

The annualized returns on average shareholders' equity and average assets were 11.96% and 0.90%, respectively for the current quarter compared to 14.20% and 1.03% for the same period last year. The Company's year-end is June 30 and the figures currently released are for its first fiscal quarter.

As previously mentioned, on August 31, 2003 the Company completed the acquisition of First Bell Bancorp, Inc. and its subsidiary, Bell Federal Savings and Loan Association of Bellevue, Pennsylvania. Beginning September 1, 2003, the results of Bell's operations have been included herein. The largest acquisition in the Company's history, Bell had seven offices in Allegheny County, Pennsylvania with assets of $825 million, loans of $220 million and deposits of $600 million. This acquisition increased the Company's assets to over $6.0 billion. Bell was integrated with Northwest Savings Bank on October 17, 2003.

Also during August, the Company completed an incremental stock offering whereby
7.2 million of its common shares were sold in a public offering for $115 million, or $15.85 per share. Simultaneously, an equal number of shares owned by the Company's parent, Northwest Bancorp, MHC, were cancelled. As a result, this new capital was procured without increasing the number of shares outstanding or diluting the ownership position of the existing shareholders.

In making this announcement, William J. Wagner, President and CEO noted that "we were pleased with what Northwest accomplished this past quarter. Though our earnings were hindered by the current interest environment, we completed the largest acquisition in the history of the Company and acquired a significant amount of new capital through an incremental offering which was the first of its kind. We also announced the proposed acquisition of Skibo Financial Corp. and its subsidiary, First Carnegie Deposit. The market reacted quite favorably to these three transactions and we appreciate the confidence that our shareholders have demonstrated in support of our efforts."

The Company also announced that its Board of Directors declared a quarterly dividend of $.10 per share to shareholders of record as of October 31, 2003 to be paid on November 14, 2003. This represents the thirty-sixth consecutive quarter that the Company has paid a dividend since completing its initial public offering in 1994.

Northwest Bancorp, Inc. is headquartered in Warren, Pennsylvania and operates 131 banking locations in Pennsylvania and 5 banking locations in Ohio through its subsidiary, Northwest Savings Bank. In addition, the Company operates 8 banking locations in western New York through its subsidiary, Jamestown Savings Bank. The Company also operates 47 consumer finance offices in Pennsylvania and 2 consumer finance offices in New York through its subsidiary, Northwest Consumer Discount Company.

Additional information regarding Northwest Bancorp, Inc. can be accessed on-line at www.northwestsavingsbank.com.
--------------------------------------------------------------------------------

In addition to historical information, this release may contain certain forward-looking statements that are based on assumptions and information currently available to management. These forward-looking statements are subject to various risks and uncertainties including, but not limited to, economic, regulatory, competitive and other factors affecting the Company and its operations. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results may differ materially from those expressed or implied. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

                    NORTHWEST BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 SEPTEMBER 30        JUNE 30,
      ASSETS                                                   2003 (unaudited)        2003
-------------------------------------------------------       -----------------  -------------
CASH AND CASH EQUIVALENTS                                            $64,208          75,563
INTEREST-EARNING DEPOSITS IN OTHER FINANCIAL
     INSTITUTIONS                                                    296,665         244,437
MARKETABLE SECURITIES AVAILABLE-FOR-SALE (AMORTIZED
     COST OF $1,159,914 AND $884,667)                              1,165,359         896,631
MARKETABLE SECURITIES HELD-TO-MATURITY (MARKET
     VALUE OF $513,954 AND $486,922)                                 508,891         477,821
                                                                 -----------     -----------
        TOTAL CASH, INTEREST-EARNING DEPOSITS AND
        MARKETABLE SECURITIES                                      2,035,123       1,694,452

MORTGAGE LOANS - ONE- TO FOUR-FAMILY                               2,304,198       2,064,181
COMMERCIAL REAL ESTATE LOANS                                         391,869         377,507
CONSUMER LOANS                                                       795,108         701,561
COMMERCIAL BUSINESS LOANS                                            130,469         130,115
                                                                 -----------     -----------
     TOTAL LOANS RECEIVABLE                                        3,621,644       3,273,364
ALLOWANCE FOR LOAN LOSSES                                            (27,822)        (26,593)
                                                                 -----------     -----------
     LOANS RECEIVABLE, NET                                         3,593,822       3,246,771

FEDERAL HOME LOAN BANK STOCK, AT COST                                 47,513          33,764
ACCRUED INTEREST RECEIVABLE                                           23,034          18,714
REAL ESTATE OWNED, NET                                                 3,348           3,664
PREMISES AND EQUIPMENT, NET                                           69,222          63,190
GOODWILL                                                             129,581          76,206
OTHER ASSETS                                                         135,931          85,606
                                                                 -----------     -----------
     TOTAL ASSETS                                                 $6,037,574       5,222,367
                                                                 ===========     ===========



               LIABILITIES AND SHAREHOLDERS' EQUITY
-------------------------------------------------------
LIABILITIES:
     NONINTEREST-BEARING DEMAND DEPOSITS                            $208,517         190,987
     INTEREST-BEARING DEMAND DEPOSITS                                724,865         670,935
     SAVINGS DEPOSITS                                              1,742,321       1,488,885
     TIME DEPOSITS                                                 2,198,651       1,912,749
                                                                 -----------     -----------
        TOTAL DEPOSITS                                             4,874,354       4,263,556

     BORROWED FUNDS                                                  554,437         465,750
     ADVANCES BY BORROWERS FOR TAXES AND INSURANCE                    11,160          21,319
     ACCRUED INTEREST PAYABLE                                          7,521           4,101
     OTHER LIABILITIES                                                14,212          11,709
     GUARANTEED PREFERRED BENEFICIAL INTEREST IN THE COMPANY'S
       JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES             99,000          99,000
                                                                 -----------     -----------
        TOTAL LIABILITIES                                          5,560,684       4,865,435

SHAREHOLDERS' EQUITY:
     COMMON STOCK, $.10 PAR VALUE: 100,000,000 SHARES
        AUTHORIZED, 47,723,227 AND 47,693,981 ISSUED
        AND OUTSTANDING, RESPECTIVELY                                  4,772           4,769
     PAID-IN CAPITAL                                                 185,757          72,787
     RETAINED EARNINGS                                               282,822         271,599
     ACCUMULATED OTHER COMPREHENSIVE INCOME:
        NET UNREALIZED GAIN/ (LOSS) ON SECURITIES AVAILABLE-
        FOR-SALE, NET OF INCOME TAXES                                  3,539           7,777
                                                                 -----------     -----------
                                                                     476,890         356,932
                                                                 -----------     -----------
        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $6,037,574       5,222,367
                                                                 ===========     ===========

                          EQUITY TO ASSETS                              7.90%           6.83%
                          BOOK VALUE PER SHARE                         $9.99           $7.48
                          CLOSING MARKET PRICE                        $18.26          $16.03
                          FULL TIME EQUIVALENTS                        1,518           1,489
                          NUMBER OF OFFICES                              144             137

                    NORTHWEST BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        THREE MONTHS ENDED
                                                           SEPTEMBER 30,
                                                       2003           2002
                                                   -----------    -----------
INTEREST INCOME:
     LOANS RECEIVABLE                                 $55,935         57,554
     MORTGAGE-BACKED SECURITIES                         4,750          6,355
     TAXABLE INVESTMENT SECURITIES                      3,465          2,359
     TAX-FREE INVESTMENT SECURITIES                     2,790          1,873
     INTEREST-EARNING DEPOSITS                            659            870
                                                  -----------    -----------
         TOTAL INTEREST INCOME                         67,599         69,011

INTEREST EXPENSE:
     DEPOSITS                                          25,729         28,603
     BORROWED FUNDS                                     7,190          6,017
                                                  -----------    -----------
         TOTAL INTEREST EXPENSE                        32,919         34,620

         NET INTEREST INCOME                           34,680         34,391
PROVISION FOR LOAN LOSSES                               1,727          1,667
                                                  -----------    -----------
         NET INTEREST INCOME AFTER PROVISION
         FOR LOAN LOSSES                               32,953         32,724

NONINTEREST INCOME:
     SERVICE CHARGES AND FEES                           3,277          3,406
     TRUST AND OTHER FINANCIAL SERVICES INCOME            908            853
     INSURANCE COMMISSION INCOME                          167            385
     GAIN ON SALE OF MARKETABLE SECURITIES, NET         3,314            287
     GAIN ON SALE OF LOANS, NET                           286            509
     GAIN ON SALE OF REAL ESTATE OWNED, NET               553             47
     INCOME FROM BANK OWNED LIFE INSURANCE                885            752
     OTHER OPERATING INCOME                               371            433
                                                  -----------    -----------
         TOTAL NONINTEREST INCOME                       9,761          6,672


NONINTEREST EXPENSE:
     COMPENSATION AND EMPLOYEE BENEFITS                14,342         13,050
     PREMISES AND OCCUPANCY COSTS                       3,649          3,176
     OFFICE OPERATIONS                                  2,081          1,878
     PROCESSING EXPENSES                                2,081          1,933
     ADVERTISING                                          552            508
     OTHER EXPENSES                                     2,240          2,214
                                                  -----------    -----------
         TOTAL NONINTEREST EXPENSE                     24,945         22,759
                                                  -----------    -----------

     INCOME BEFORE INCOME TAXES                        17,769         16,637
     FEDERAL AND STATE INCOME TAXES                     5,313          5,194
                                                  -----------    -----------

            NET INCOME                                $12,456         11,443
                                                  ===========    ===========

BASIC EARNINGS PER SHARE                                $0.26          $0.24

DILUTED EARNINGS PER SHARE                              $0.26          $0.24

RETURN ON AVERAGE EQUITY                                11.96%         14.20%
RETURN ON AVERAGE ASSETS                                 0.90%          1.03%

BASIC COMMON SHARES OUTSTANDING                    47,709,603     47,563,940
DILUTED COMMON SHARES OUTSTANDING                  48,264,644     48,058,182

         NORTHWEST BANCORP, INC. AND SUBSIDIARIES
                    SUPPLEMENTARY DATA
                  (DOLLARS IN THOUSANDS)

                                                                              THREE MONTHS            YEAR
                                                                           ENDED SEPTEMBER 30,    ENDED JUNE 30,
                                                                          2003          2002          2003
ALLOWANCE FOR LOAN LOSSES
     BEGINNING BALANCE                                                   26,593        22,042        22,042
     PROVISION                                                            1,727         1,667         8,431
     CHARGE-OFFS                                                         (1,596)       (1,213)       (5,778)
     RECOVERIES                                                             173           131           697
     ACQUISITIONS                                                           925         1,201         1,201
                                                                        -------       -------       -------
     ENDING BALANCE                                                      27,822        23,828        26,593

NET CHARGE-OFFS TO AVERAGE LOANS, ANNUALIZED                               0.17%         0.14%         0.16%


                                                                             SEPTEMBER 30,           JUNE 30,
                                                                          2003          2002          2003

NON-PERFORMING LOANS                                                     30,832        19,496        32,613
REAL ESTATE OWNED, NET                                                    3,348         5,041         3,664
                                                                        -------       -------       -------
NON-PERFORMING ASSETS                                                    34,180        24,537        36,277

NON-PERFORMING LOANS TO
     TOTAL LOANS                                                           0.85%         0.60%         1.00%
NON-PERFORMING ASSETS TO
     TOTAL ASSETS                                                          0.57%         0.51%         0.69%
ALLOWANCE FOR LOAN LOSSES TO
     TOTAL LOANS                                                           0.77%         0.74%         0.81%
ALLOWANCE FOR LOAN LOSSES TO
     NON-PERFORMING LOANS                                                 90.24%       122.22%        81.54%


               Average Balance Sheet
               (Dollars in Thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

                                                                             Three Months Ended September 30,
                                                       -------------------------------------------------------------------------
                                                                    2003                                       2002
                                                       ---------------------------------       ---------------------------------
                                                                                  Avg.                                    Avg.
                                                        Average                  Yield/         Average                  Yield/
                                                        Balance     Interest      Cost          Balance     Interest      Cost
                                                       ---------   ---------    --------       ---------   ---------    --------
ASSETS:
Interest earning assets:
   Loans receivable (a) (b) (d)                        $3,380,559     $ 56,283    6.66%        $3,059,069     $ 57,916    7.57%
   Mortgage-backed securities (c)                      $  908,722     $  4,750    2.09%        $  548,464     $  6,355    4.63%
   Investment securities (c) (d) (e)                   $  583,817     $  7,568    5.19%        $  301,937     $  5,000    6.62%
   FHLB stock                                          $   38,704     $    190    1.96%        $   23,731     $    197    3.32%
   Other interest earning deposits                     $  296,080     $    659    0.89%        $  209,460     $    870    1.66%
                                                       ----------     --------                 ----------     --------

Total interest earning assets                          $5,207,882     $ 69,450    5.33%        $4,142,661     $ 70,338    6.79%

Noninterest earning assets (f)                         $ 344,003                               $  284,308
                                                       ----------                              ----------

TOTAL ASSETS                                           $5,551,885                              $4,426,969
                                                       ==========                              ==========


LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest bearing liabilities:
   Savings accounts                                    $1,018,183     $  3,848    1.51%        $  720,518     $  4,751    2.64%
   Now accounts                                        $  688,160     $  1,746    1.01%        $  433,313     $  1,309    1.21%
   Money market demand accounts                        $  611,997     $  2,585    1.69%        $  422,424     $  2,826    2.68%
   Certificate accounts                                $1,994,169     $ 17,550    3.52%        $1,912,725     $ 19,717    4.12%
   Borrowed funds (g)                                  $  507,612     $  5,322    4.19%        $  305,791     $  4,088    5.35%
   Guaranteed preferred beneficial interests in the
     Company's junior subordinated debentures          $   99,000     $  1,868    7.55%        $   99,000     $  1,929    7.79%
                                                       ----------     --------                  ---------     --------

Total interest bearing liabilities                     $4,919,121     $ 32,919    2.68%        $3,893,771     $ 34,620    3.56%

Noninterest bearing liabilities                        $  216,070                              $  210,822
                                                       ----------                              ----------

Total liabilities                                      $5,135,191                              $4,104,593

Shareholders' equity                                   $  416,694                              $  322,376
                                                       ----------                              ----------

TOTAL LIABILITIES AND EQUITY                           $5,551,885                              $4,426,969
                                                       ==========                              ==========

Net interest income/ Interest rate spread                             $ 36,531    2.65%                       $ 35,718    3.23%

Net interest earning assets/ Net interest margin       $  288,761                 2.81%        $  248,890                 3.45%

Ratio of interest earning assets to
 interest bearing liabilities                                1.06X                                   1.06X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e)  Average balances include FNMA and FHLMC stock.
(f) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(g) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.